SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

GENAERA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19651	13-3445668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5110 Campus Drive Plymouth Meeting, PA		19462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (610) 941-4020

Item 5. Other Events.

On January 22, 2004, Genaera Corporation (the “Company”) issued a press release announcing that it has closed the sale to four institutional investors in a registered direct offering of 4,950,500 shares of its common stock at a purchase price of $4.04 per share, for aggregate gross proceeds of approximately $20 million. In addition, an aggregate of 990,100 warrants to purchase 990,100 shares of commons stock were issued to the institutional investors. The warrants have an exercise price of $5.38 per share. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the sale of the shares and warrants, the Company is filing the Subscription Agreements relating thereto as part of this Current Report on Form 8-K as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press release of the Company dated January 22, 2004 – “Genaera Corporation Announces $20 Million Direct Equity Placement”.

99.2	Subscription Agreements between Genaera Corporation and the Institutional Investors dated January 21, 2004.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAERA CORPORATION
(Registrant)

By:	/s/ John A. Skolas
John A. Skolas
Senior Vice President, Chief Financial Officer,
General Counsel and Secretary

Dated: January 22, 2004

3

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company dated January 22, 2004 – “Genaera Corporation Announces $20 Million Direct Equity Placement”.

99.2	Subscription Agreements between Genaera Corporation and the Institutional Investors dated January 21, 2004.